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                           ACKNOWLEDGMENT AND CONSENT


          Come now REPUBLIC BANK ("Bank"), with principal offices located at 111 Second Avenue N.E., St. Petersburg, Florida 33701, CONSUMER PAYMENT SERVICES, INC., d/b/a/ MERCHANT PAYMENT SERVICES ("ISO"), a Florida corporation, with principal offices located at 600 Lakeview Road, Suite A, Clearwater, Florida 34616, and PMT SERVICES, INC., d/b/a U.S. BANKCARD CENTER ("PMT"), a Tennessee corporation, with principal offices located at Two Maryland Farms, Suite 200, Brentwood, Tennessee 37027, and agree, as of the 29th day of May, 1996, as follows:

          1. ISO and Bank have entered into a written ISO Agreement ("ISO Agreement") dated March 8, 1993, wherein ISO agreed to become an independent sales organization for Bank. All capitalized terms defined in the ISO Agreement, the ISO/PMT Agreement (as defined herein below) and the ISO/PMT Assignment (as defined herein below) shall have the same meanings herein, unless separately defined herein.

          2. ISO and PMT have entered into a written agreement ("ISO/PMT Agreement") dated as of July 18, 1995, wherein the parties thereto agreed to the transfer of responsibility for and revenue attributable to certain Merchants from ISO to PMT effective as of July 1, 1995.

          3. ISO and PMT have executed a Bill of Sale and Assignment ("ISO/PMT Assignment") of even date herewith, wherein the parties thereto agreed to the transfer of responsibility for and revenue attributable to certain Additional Merchant Accounts from ISO to PMT effective May 1, 1996.

          3. Attached hereto, marked Exhibit A, and by this reference made a part hereof, is a list of additional Merchants ("Additional Transferred Merchants") which represent the Additional Merchant Accounts described in the ISO/PMT Assignment.

          4. Except as set forth in paragraph 5 below, the parties hereto agree that as of June 1, 1996 ("Effective Date"), ISO is entitled to no payments from Bank accruing with respect to sales transactions of Additional Transferred Merchants on or after the Effective Date, and all such obligations accruing on or after the Effective Date that would otherwise be due and payable to ISO but for the ISO/PMT Assignment and the transactions contemplated thereby shall be paid to PMT as and when due.

          5. To the extent that Bank owes ISO for residual payments pursuant to the ISO Agreement, Bank agrees to make payment to ISO as to the Additional Transferred Merchants with respect to
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sales transactions of Additional Transferred Merchants which occurred prior to the Effective Date.

          6. Each of ISO and PMT agrees to hold harmless and indemnify Bank from any and all liabilities, losses, costs, expenses and attorney fees relating to claims of third parties, including chargebacks, arising after the date hereof in connection with the transfer of Additional Transferred Merchants to PMT, except for such liabilities, losses, costs, expenses and attorney fees as may result from acts, errors or omissions of Republic.

          7. Bank acknowledges and consents only to those matters specifically set forth in documents and agreements executed by Bank. ISO and PMT agree to deliver a fully-executed copy of the ISO/PMT Assignment with all exhibits and schedules thereto as promptly as possible after the date hereof.

          8. This Agreement is subject to and construed and enforced in accordance with the laws of the State of Florida. Time is of the essence. No amendment of this Agreement shall be effective unless reduced to writing and executed by the parties hereto. This Agreement contains all of the understandings of the parties relating to the subject matter hereof.

          IN WITNESS WHEREOF, the parties have set their hands on the date first set forth above.

CONSUMER PAYMENT SERVICES, INC.                 PMT SERVICES, INC.


By: /s/Melvin Ora                               By: /s/Gregory S. Daily
   --------------------------                       __________________________
Its:   President                                Its:   President
    -------------------------                       --------------------------

REPUBLIC BANK


By: /s/ John Fisher, Jr.
   ---------------------------
Its: Executive Vice President
    --------------------------